NON-ENFORCEMENT OF PATENT RIGHTS


EFFECTIVE DATE:  March 21, 1995

PARTIES:
          Cistron Biotechnology, Inc.
          Box 3004
          10 Bloomfield Avenue
          Pine Brook, NJ 07058                        ("Cistron")

          R & D Systems, Inc.
          614 McKinley Place, N.E.
          Minneapolis, MN 55413                           ("R&D")

RECITALS:

     A. Cistron has recently made a claim against R&D that R&D's manufacture and sale of the mature interleukin-1 beta ("IL-1b") gene fragments, proteins and the supply of its IL-1b protein as a standard in its IL-1b assay kits (collectively, the "Products"), infringes certain patents licensed to Cistron (the "Patents") by New England Medical Center Hospitals, Inc., Tufts University, Massachusetts Institute of Technology and Wellesley College (the "Institutions").

     B. The parties seek to settle such claim, without any admission of liability, by entering into a License and Supply Agreement entered into on March 21, 1995 and this Non-Enforcement of Patent Rights.

AGREEMENT:

     In consideration of the rights, obligations and mutual premises set forth in the License and Supply Agreement Cistron, intending to be bound thereby, agrees as follows:

     Upon payment in full by R&D of the license fee specified under paragraph
2.3 of the License and Supply Agreement, Cistron, for itself and its successors and assigns, agrees absolutely and unconditionally not to enforce any of the Patent rights against R&D, its parent corporation, subsidiary or affiliate corporations, successors and assigns relating to R&D's manufacture and sale of the Products on or before the Effective Date of the License and Supply Agreement. However, nothing contained herein shall be construed as
(a) granting or implying any right to R&D under any existing or future letters patent covering the PRECURSOR KIT or IL-1b PROTEIN (as such terms are defined in the License and Supply Agreement) other than those rights specifically granted in the License and Supply Agreement or (b) implying, by estoppel, any agreement not to enforce its rights under the Patents for any potential future infringement of the Patents by R&D. Cistron represents and warrants to R&D that it has the full, exclusive right to bring any infringement action to enforce the Patents.

     Cistron has caused this Release to be executed in the manner appropriate to it to be effective as of the date set forth above.


                                   CISTRON BIOTECHNOLOGY, INC.

                                   By /s/Bruce C. Galton
                                     -------------------
                                     Its President & CEO